EXHIBIT 10.1


                                    AGREEMENT

      This Agreement (this "Agreement") is made and entered into as of this 1st day of February, 2007, by and among C&D Technologies, Inc., a Delaware corporation (the "Company"), SCSF Equities, LLC, a Delaware limited liability company, Sun Capital Securities Offshore Fund, Ltd., a Cayman Islands corporation, Sun Capital Securities Fund, LP, a Delaware limited partnership, Sun Capital Securities Advisors, LP, a Delaware limited partnership, Sun Capital Securities, LLC, a Delaware limited liability company, and Rodger R. Krouse (collectively, the "Sun Parties").

                                    RECITALS

      WHEREAS, each of the Sun Parties is the Beneficial Owner of the shares of common stock, par value $0.01 per share ("Common Stock"), of the Company set forth in the Statement on Schedule 13D, initially filed jointly by the Sun Parties with the Securities and Exchange Commission (the "SEC") on November 7, 2006 (as amended through the date hereof, the "Schedule 13D"), which shares represent approximately 12.2% of the outstanding shares of Common Stock (the term "Beneficial Owner" as used in this Agreement having the meaning ascribed to such term in Rule 13(d)(3) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"));

      WHEREAS, the Board of Directors of the Company (the "Board") is committed to maintaining high standards of corporate governance and identifying and attracting highly qualified individuals with appropriate experience, skill sets, business acumen and diversity to become members of the Board and, in furtherance thereof, the Board (upon the unanimous recommendation of the Nominating/Corporate Governance Committee of the Board (the "Nominating Committee")) has unanimously determined that it is in the best interests of the Company and the holders of Common Stock to appoint a designee of the Sun Parties to the Board effective immediately; and

      WHEREAS, the Sun Parties and the Company are entering into this Agreement to set forth the terms upon which (i) the Sun Parties have the right to designate and have appointed to the Board on the date hereof one member of the Board, (ii) the Board will nominate such designee, together with each of the other Board nominees, for election to the Board at the Company's 2007 Annual Meeting of Stockholders, include information concerning such designee, together with the other Board nominees, in the Company's proxy materials and solicit proxies for the election of such nominees, and (iii) the Sun Parties will agree to vote, in their capacities as holders of Company Common Stock, for the election of each of the Board's nominees at the 2007 Annual Meeting of Stockholders of the Company.

      NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Sun Parties hereby agree as follows:

      1. Board Representation. In accordance with the Company's Restated Certificate of Incorporation (the "Charter"), Amended and Restated Bylaws (the "Bylaws"), Corporate Governance Guidelines (the "Corporate Governance Guidelines") and Nominating Committee Charter (the "Nominating Committee Charter"), concurrently with and effective upon the execution and delivery of this Agreement, the Board unanimously is adopting resolutions upon the recommendation of the Nominating Committee providing that: (i) the size of the Board shall be increased by one seat and shall be fixed at 10 directors; (ii) Michael H. Kalb or another person designated by the Sun Parties and reasonably acceptable to the Board (the "Sun Designee") shall be appointed as a director of the Company effective immediately to fill the newly-created directorship (and vacancy) resulting from such increase in the size of the Board; and (iii) the Sun Designee shall be appointed to serve as a member of the Nominating Committee. The Company shall take all actions necessary or appropriate to cause each of the foregoing to occur immediately upon the execution and delivery of this Agreement. As promptly as reasonably practicable after the date hereof, the Sun Parties shall provide the Company with all such information as the Company shall reasonably request, including, without limitation, all information about the Sun Designee as would be required (including under Schedule 14A, Regulation 14A and Regulation S-K promulgated under the Securities Act of 1933, as amended, and the Exchange Act (collectively, the "Proxy Rules")) to be included in a proxy statement with respect to the nomination and election of directors.

      2. Sun Designee Nomination for Election as Director at 2007 Annual Meeting. In accordance with the Charter, the Bylaws, the Corporate Governance Guidelines and the Nominating Committee Charter, the Company, the Nominating Committee and the Board shall take all such actions as may be necessary or appropriate to: (i) nominate the Sun Designee for election as a director of the Company at the Company's 2007 Annual Meeting of Stockholders of the Company (the "2007 Annual Meeting"); (ii) recommend that the Company's stockholders vote to elect the Sun Designee as a director of the Company at the 2007 Annual Meeting;
(iii) include all required information concerning the Sun Designee under the Proxy Rules, together with the other Board nominees, in the Company's proxy materials to be disseminated to holders of Common Stock in connection with the 2007 Annual Meeting; (iv) solicit proxies for the election of the Sun Designee as a director of the Company at the 2007 Annual Meeting; and (v) if elected at the 2007 Annual Meeting, cause the Sun Designee to be maintained as a director of the Company for the full term for which the Sun Designee was so elected (the "Term") or until his successor is elected and qualified. In the event that a vacancy is created on the Board at any time prior to the 2008 Annual Meeting by the death, disability, retirement or resignation of the Sun Designee, the Sun Parties, the Company, the Nominating Committee and the Board shall take all such actions as necessary or appropriate to result in the prompt appointment to the Board and the Nominating Committee, to serve thereon for the Term or until his successor is elected and qualified, of a new individual designated by the Sun Parties.

      3. Voting for Board Nominees and Sun Designee at Annual Meeting. At the 2007 Annual Meeting, the Sun Parties shall cause all of the shares of Common Stock


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

beneficially owned by them to be present in person or represented by proxy at the 2007 Annual Meeting for quorum purposes and to be voted at the 2007 Annual Meeting (i) for the election (or re-election) of each of the Company's existing directors, provided they are nominated by the Nominating Committee and the Board, (ii) for the election of the Sun Designee, and (iii) against any stockholder nominations for election as director that are not recommended and approved by the Board.

      4. Compensation. The Sun Designee shall be compensated for his service as a director and shall be reimbursed for his expenses on the same basis as all other non-employee directors of the Company are compensated and shall be eligible to be granted stock options (or other stock-based compensation) on the same basis as all other non-employee directors of the Company; provided that the Company, in whole or in part, may prohibit the exercise and/or cause the divestiture by the Sun Designee of any stock options granted to the Sun Designee (and, in whole or in part, may prohibit the receipt and/or cause the divestiture by the Sun Designee of other stock-based compensation) if such exercise (or receipt) would result in any person or persons inadvertently becoming an "Acquiring Person," as defined in the Rights Agreement dated as of February 22, 2000, between the Company and Mellon Investor Services, LLC, as amended (the "Rights Agreement"). In the event the Company prohibits the exercise or causes the divestiture by the Sun Designee of any stock options granted to the Sun Designee as contemplated in the proviso to the immediately preceding sentence, in lieu of any such stock option, the Company shall grant to the Sun Designee a stock appreciation (or equivalent) right ("SAR") that is settled only in cash, with the base price of the SAR to be equivalent to the exercise price that would otherwise have been applicable if a stock option were granted, and that otherwise has terms as similar as reasonably practicable to terms that would have applied if an option were granted and, if the Company provides other stock-based compensation to its non-employee directors the receipt of which by the Sun Designee is prohibited by the Company in accordance with the proviso to the immediately preceding sentence, the Company shall provide to the Sun Designee, in lieu thereof, phantom stock or other stock units that are settled only in cash and that otherwise have terms as similar as reasonably practicable to terms applicable to such stock-based compensation.

      5. Stockholder Capacity; Corporate Opportunity. The Sun Parties are executing this Agreement solely in their capacity as the Beneficial Owner of the shares of Common Stock set forth in the Statement on Schedule 13D, and nothing in this Agreement shall limit or restrict any partner, member, director, officer, employee or affiliate (as such term is defined in Rule 12b-2 under the Exchange Act) of any of the Sun Parties who is or becomes during the term hereof a member of the Board from acting, omitting to act or refraining from taking any action, solely in such person's capacity as a member of the Board consistent with his or her fiduciary duties in such capacity as required by applicable law.

      The Company hereby acknowledges that the Sun Parties maintain current (and in the future may make) investments in and manage portfolio companies that have lines of business and that operate in markets and industries similar to the Company's line of


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

business and the markets and industries in which the Company operates and competes. The Company accordingly hereby further acknowledges that partners, members, officers, directors, principals, associates, agents, representatives, advisors and employees of the Sun Entities (each, a "Sun Representative") may become privy to information, proposed business transactions, and strategic and financial opportunities which may be relevant to the business, results of operations and financial condition of the Company and in which the Company otherwise might have (or be deemed to have) an interest in pursuing or an expectancy (an "Opportunity"). To the extent that any Opportunity is made known or presented to a Sun Representative, there shall be no duty or obligation on the part of any Sun Representative to, directly or indirectly, notify the Company, management or the Board or any affiliate thereof (as such term is defined in Rule 12b-2 under the Exchange Act) regarding such Opportunity or to present the same to the Company, management or the Board; provided, however, that nothing herein is intended or shall operate to delimit, qualify or otherwise circumscribe any fiduciary duty of any Sun Designee as a director of the Company.

      6. Confidential Information. The Company and the Sun Parties acknowledge their obligations under applicable law in connection with the Sun Designee's membership on the Board and the Nominating Committee as contemplated by this Agreement, including, without limitation, their respective obligations under the Exchange Act and Regulation FD thereunder, and the Sun Parties agree to maintain any material non-public information relating to the Company that they may possess in confidence, until such time as such information is no longer material and non-public.

      7. Representations and Warranties of the Company. The Company hereby represents and warrants to the Sun Parties as follows:

            (a) The Company has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

            (b) This Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the rights of creditors and subject to general equity principles.

            (c) The execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to it or (ii) result in any breach or violation of any of its organizational documents.

      8. Representations and Warranties of the Sun Parties. The Sun Parties hereby represent and warrant to the Company as follows:


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

            (a) If such member of the Sun Parties is an individual, he has the capacity to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby. If such member of the Sun Parties is an entity, it has the entity power and authority, as applicable, to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

            (b) This Agreement has been duly and validly authorized, executed, and delivered by such member of the Sun Parties, constitutes a valid and binding obligation and agreement of such member, and is enforceable against such member in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the rights of creditors and subject to general equity principles.

            (c) The execution, delivery and performance of this Agreement by each member of the Sun Parties does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to it or
(ii) in the case of the Sun Parties who are not natural persons result in any breach or violation of any of its organizational documents.

      9. Miscellaneous.

      (a) This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. The failure or delay by any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement. Any waiver shall be effective only in the specific instance and for the specific purpose for which the waiver is given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

      (b) All notices, requests, claims, demands, waivers and other communications required or permitted under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt by the recipient, or (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered addressed to the parties (and shall be deemed delivered only if delivered by one of the means described in the immediately preceding sentence) at the following addresses (or at such other address for a party as shall be specified by notice hereunder):


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

            if to the Sun Parties, to:

            Sun Capital Securities, LLC
            5200 Town Center Circle, Suite 470
            Boca Raton, Florida 33486
            Attention:  Michael H. Kalb
                        C. Deryl Couch
            Facsimile:  (561) 394-0540

            with a copy (which shall not constitute notice pursuant to this Section 9(b)) to:

            Greenberg Traurig, LLP
            The MetLife Building
            200 Park Avenue
            New York, NY 10166
            Attention: Clifford E. Neimeth, Esq.
            Facsimile: (212) 801-6400

            if to the Company, to:

            C&D Technologies, Inc.
            1400 Union Meeting Road
            Blue Bell, Pennsylvania 19422
            Attention:  James D. Dee
            Facsimile:  (215) 619-7840

            with a copy (which shall not constitute notice pursuant to this Section 9(b)) to:

            Duane Morris LLP
            30 South 17th Street
            Philadelphia, PA 19103
            Attention: John W. Kauffman, Esq.
            Facsimile: (215) 979-1020

      (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "hereto", "hereby", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof' shall refer to the date of this Agreement. The term "or" is not exclusive.

      (d) This Agreement may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement. This Agreement shall become effective when one or more counterparts have been signed by


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

each of the parties hereto and delivered to the other parties. Each party need not sign the same counterpart.

      (e) This Agreement (i) constitutes the entire agreement and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties hereto with respect to the subject matter of this Agreement and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies.

      (f) This Agreement shall be governed by, and construed in accordance with, the internal procedural and substantive laws of the State of Delaware, applicable to instruments and agreements made and performed entirely in such state and without regard to the conflicts of law principles of such state.

      (g) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in any state court in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto hereby agrees that any claim, suit, action or other proceeding, directly or indirectly, arising out of, under or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware or the United States Federal District Court for the State of Delaware (and each agrees that no such claim, action, suit or other proceeding relating to this Agreement shall be brought by it or any of its affiliates except in such courts), and the parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of such courts in any such claim, suit, action or other proceeding and irrevocably and unconditionally waive (and agree not to plead or claim) the defense of an inconvenient forum to the maintenance of any such claim, suit, action or other proceeding. The parties hereto hereby agree that a final judgment in any such claim, suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

      (h) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any Sun Party, on the one hand, without the prior written consent of the Company nor by the Company, on the other hand, without the prior written consent of the Sun Parties, and any assignment without such consent shall be null and void, except that the Sun Parties may assign their rights hereunder to any affiliate (as such term is defined in Rule 12b-2 under the Exchange Act) to whom any such entity transfers shares of Common Stock, provided that in such case, such affiliate agrees to be bound by the terms and conditions of this Agreement. Any purported assignment in violation of this Section 9(h) shall be void. Subject to the preceding sentences of this Section 9(h), this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, successors and assigns.


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

      (i) Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement.

      (j) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.


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

      IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first above written.

                              THE COMPANY:

                              C&D TECHNOLOGIES, INC.

                              By: /s/ Jeffrey A. Graves
                                 --------------------------
                              Name:  Jeffrey A. Graves
                              Title: President & Chief Executive Officer


                              THE SUN PARTIES:

                              SCSF EQUITIES, LLC

                              By: /s/ Rodger R. Krouse
                                 --------------------------
                              Name: Rodger R. Krouse
                              Its:  Co-CEO

                              SUN CAPITAL SECURITIES OFFSHORE FUND, LTD.

                              By: /s/ Rodger R. Krouse
                                 --------------------------
                              Name: Rodger R. Krouse
                              Its:  Director

                              SUN CAPITAL SECURITIES FUND, LP

                              By: Sun Capital Securities Advisors, LP
                              Its: General Partner

                              By: Sun Capital Securities, LLC
                              Its: General Partner

                              By: /s/ Rodger R. Krouse
                                 --------------------------
                              Name: Rodger R. Krouse
                              Its:  Co-CEO

                              SUN CAPITAL SECURITIES ADVISORS, LP

                              By: Sun Capital Securities, LLC
                              Its: General Partner

                              By: /s/ Rodger R. Krouse
                                 --------------------------
                              Name: Rodger R. Krouse
                              Its:  Co-CEO


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

                              SUN CAPITAL SECURITIES, LLC.

                              By: /s/ Rodger R. Krouse
                                 --------------------------
                              Name: Rodger R. Krouse
                              Its:  Co-CEO

                               /s/ Rodger R. Krouse
                              ------------------------------
                                     Rodger R. Krouse


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